UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

IMPEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40353	26-3058238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 260 Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 568-1466

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	IMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed on April 17, 2023 with the Securities and Exchange Commission (“SEC”), Impel Pharmaceuticals Inc. (the “Company”) received two written notifications on April 11, 2023, from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the preceding 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”) and the Company’s Market Value of Publicly-held Securities (“MVPHS”) was below the minimum $15 million required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C) and 5810(c)(3)(D) (the “Rules”), the Company was provided 180 calendar days, or until October 9, 2023, to regain compliance with the MVLS Requirement and the MVPHS Requirement. Subsequently, on October 10, 2023, the Company received a letter from the Staff indicating that the Company had not regained compliance with the Rules (the “Delisting Notice”), and that accordingly, its securities will be delisted from Nasdaq. Unless the Company requests an appeal of that determination pursuant to procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of the Company’s common stock will be suspended at the opening of business on October 19, 2023, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to appeal the Staff’s delisting determination by requesting a hearing before a Hearings Panel (the “Panel”). Such request would automatically stay the suspension of the Company’s securities pending the Panel’s decision.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s ability to successfully appeal the Delisting Notice and maintain its listing on Nasdaq. Forward-looking statements can be identified by words such as: “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These statements are subject to numerous risks and uncertainties that could cause actual results and events to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risk factors described in the Company’s filings with the SEC, the Company’s ability to explore strategic alternatives, risk of the initiation of bankruptcy proceedings under Chapter 11 of the U.S. Bankruptcy Code by the Company, and risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of financial closing procedures. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPEL PHARMACEUTICALS INC.

Date: October 16, 2023	By:	/s/ Adrian Adams
Adrian Adams
Chief Executive Officer